UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 15, 2001


                               LIZ CLAIBORNE, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                         001-10689               13-2842791
-------------------------------   ----------------      ----------------------
(State or other jurisdiction of   (Commission File           (IRS Employer
      incorporation)                     Number)        Identification Number)


     1441 Broadway
     New York, NY                                               10018
---------------------------------------                      ----------
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (212) 626-3500


                                 NOT APPLICABLE
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On May 16, 2001, Liz Claiborne, Inc., a Delaware corporation (the "Company") (NYSE: LIZ), issued a press release (the "Press Release") announcing that it had entered into a Share Purchase Agreement, dated as of May 15, 2001 (the "Purchase Agreement"), with, among other parties, the shareholders of Mexx Group B.V., a private company with limited liability incorporated and existing under the laws of The Netherlands ("Mexx"), to acquire all of the outstanding ordinary and preference shares of Mexx. Mexx is engaged in the design, marketing, wholesale, retail and licensing of a wide range of fashion and fashion-related products for women, men and children under the various Mexx brands.

         Under the terms of the Purchase Agreement, subsidiaries of the Company will acquire 100 percent of the outstanding ordinary and preference shares of Mexx for an approximate purchase price of 300 million Euro in cash at closing, including the assumption of debt, plus an earn-out designed to equal 28% of future implied equity value of Mexx, payable at the election of either the former shareholders of Mexx or the Company with respect to the year ended December 31, 2003, 2004, or 2005.

         To fund the transaction and to refinance certain indebtedness of Mexx, the Company intends to borrow approximately Euro 350 million from a third party lender.

         The Press Release (which is attached hereto as Exhibit 99.1) is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT           DESCRIPTION
         -------           -----------

         99.1              Press Release of Liz Claiborne, Inc., dated May 16,
                           2001.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LIZ CLAIBORNE, INC.


Dated:   May 16, 2001              By:  /s/ Michael Scarpa
                                        ---------------------------------------
                                        Name:    Michael Scarpa
                                        Title:   Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------

99.1              Press Release of Liz Claiborne, Inc., dated May 16, 2001.